                                                                Exhibit 3.15

   [ILLEGIBLE]              ARTICLES OF INCORPORATION
SECRETARY OF STATE                     of
      KANSAS                 KING LOUIE LENEXA, INC.

     The undersigned, incorporator, hereby forms and establishes a corporation for profit under the laws of the State of Kansas.

                                   ARTICLE ONE

     The name of the corporation is KING LOUIE LENEXA, INC.

                                   ARTICLE TWO

     The address of the corporation's initial registered office in this state is 4400 West 109th Street, Suite 105, Overland Park, Johnson County, Kansas 66211, and the name of its initial registered agent at such address is William Stivers.

                                  ARTICLE THREE

     The corporation shall have authority to issue Thirty Thousand (30,000) shares of common stock having a par value of One Dollar ($1.00) per share, aggregating Thirty Thousand Dollars ($30,000.00).

     There shall be no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, in respect of the shares herein authorized.

                                  ARTICLE FOUR

     The name and mailing address of the incorporator is as follows:

     Name            Street                       City
     ----            ------                       ----
Richard H. Hertel    9401 Indian Creek Parkway    Overland Park,
                     Suite 500                    Kansas  66210

                                  ARTICLE FIVE

     The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:

     Robert V. Palan        4400 West 109th Street, Ste. 105
                            Overland Park, KS 66212

     Richard Stern          2675 Paces Ferry Road, Ste. 300
                            Atlanta, GA  30339

     Scott Stern            2675 Paces Ferry Road, Ste. 300
                            Atlanta, GA 30339

     Thereafter, the number of directors to constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation. If the number of directors shall be increased in the manner set forth in the Bylaws, such increase shall be deemed to create vacancies in the Board, to be filled in the manner provided in the Bylaws. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, in such manner as shall be provided in the Bylaws.

                                   ARTICLE SIX

     The corporation is organized for profit, and the nature of its business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

                                  ARTICLE SEVEN

     Except as otherwise specifically provided by statute or the Bylaws, all powers of management and direct control of the corporation shall be vested in the Board of Directors, and the Board of Directors shall have power to exercise ail the powers of the corporation without any action of or by the stockholders.

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The Board of Directors shall have concurrent power with the shareholders to make, and from time to time repeal, amend and alter, the Bylaws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by statute or the stockholders in any Bylaws adopted by them from time to time.

                                  ARTICLE EIGHT

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 24th day of February, 1989.


                                                      /s/ Richard H. Hertel
                                                  ------------------------------
                                                  Richard H. Hertel

STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )

     On this 24th day of February, 1989, before me personally appeared Richard
H. Hertel, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his own free act and deed.

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     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

                                                     /s/ Donna L. Shell
                                                   -----------------------------
                                                   Notary Public

My Appointment Expires:

[SEAL]
DONNA L. SHELL
My Appt. Exp. 7-17-92

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                     CHANGE OF LOCATION OF REGISTERED OFFICE
                                     AND/OR
                            CHANGE OF RESIDENT AGENT

     We, Beverly W. Armstrong, President and H.D. Shepherd, Jr., Secretary of KING LOUIE LENEXA, INC., a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

                                                     000001 10 8257 05-01-90
                                                       CORP. CHANGE
                                                       1676543 053      1  20.00
                                                       [ILLEGIBLE]         20.00
                                                        [ILLEGIBLE]     00553

     Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to

 c/o THE CORPORATION COMPANY, INC., 515 So. Kansas Avenue, Topeka, Shawnee, Kansas 66503
----------------------------------------------------------------------------------------
         (Street and Number)        (Town or City)        (Country)  (State)  (Zip Code)

     Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to

                              THE CORPORATION COMPANY, INC.
--------------------------------------------------------------------------------
                           (Individual or Kansas Corporation)

     The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

                                      /s/ Beverly W. Armstrong
                                      ------------------------------------------
                                                                 President
                                        Beverly W. Armstrong

                                      /s/ H.D. Shepherd, Jr.
                                      ------------------------------------------
                                                              Secretary
                                        H.D. Shepherd, Jr.

State of Virginia     )
                      ) ss.
City of Richmond      )

     Before me, a Notary Public, came Beverley W. Armstrong President, and
H.D. Shepherd, JR Secretary, of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 27th day of
April 1990.                                              /s/ [ILLEGIBLE]
                                                      --------------------------
                                                                   Notary Public

     (Seal)

                               My commission or appointment expires July 8, 1991

                      PLEASE SUBMIT THIS FORM IN DUPLICATE,
                             WITH $20 FILING FEE, TO:

                                       Secretary of State
                                       2nd Floor, State Capitol
                                       Topeka, KS 66612-1594
                                       (918) 296-2236

                                                          '90 APR 30 PM 12:08
                                                                 FILED
                                                           SECRETARY OF STATE
                                                                 KANSAS
                                                           [ILLEGIBLE]

                                                                         -------
           Office of the Secretary of State/Corporations Division         Form
                         CERTIFICATE OF REINSTATEMENT                      RR
                                                                         -------

We, BEVERLEY W. ARMSTRONG        , and                KEVIN A. MOSS
    -----------------------------      -----------------------------------------
     President or Vice President           Secretary or Assistant Secretary
being the last acting President or Vice President and Secretary or Assistant Secretary of KING LOUIE LENEXA, INC, file in behalf of said corporation this
             ----------------------
               Name of Corporation
certificate for reinstatement, renewal, revival, restoration and extension of its corporate existence or authority to engage in business in the state of Kansas and certify the following:

Do not write in this space.
000001 [ILLEGIBLE]

                        20.00
                        20.00





000001 [ILLEGIBLE]

                        36.00
                        36.00

(A) Correct name of the corporation is:
    KING LOUIE LENEXA, INC.

(B) Location of the corporate registered office in the
    state of Kansas is:
        8788   METCALF
    --------------------------------------------------
                Street and Number

                  OVERLAND PARK
    --------------------------------------------------
                       City

    JOHNSON                               66212
    --------------------------------------------------
    County                              Zip Code


    and the name of the resident agent in charge thereof at such address is:

    MARTHA BREDEHOEFT

(C) Corporation was duly organized under the laws of the state of:  KANSAS

(D) Corporate existence or authority to engage in business in the state of
    Kansas: (Select one)

    /X/ Has been forfeited for failure to timely file annual report(s) and pay its annual fee.
    / / Has expired or will expire, by reason of time, on the ___________day of _________________ 19__, and said corporate existence, or authority to engage in business, is hereby extended

        ---------------------------------------------------------
          State whether extended perpetually or to a given date

    This certificate is filed by authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of the Kansas Corporation Code.

                            In testimony whereof, we have hereunto set our hands this 15th day of April, 1992.

State of VIRGINIA                             /s/ Beverley W. Armstrong
                           }ss.              ----------------------------------
CITY of RICHMOND                                   President or Vice President

                                              /s/ Kevin A. Moss
                                              ----------------------------------
                                               Secretary or Assistant Secretary

The foregoing instrument was acknowledged before me this 15th day of April, 1992.

/s/ [ILLEGIBLE]
------------------------------------------------------
                    Notary Public

My appointment or commission expires December 31, 1993.

[SEAL]

Submit document in duplicate with $20 filing fee to: Bill Groves, Secretary of State, 2nd Floor, State Capitol, Topeka, KS 66612-1594: (913) 296-4564.

                                CERTIFICATE OF AMENDMENT
                                         OF THE
                                ARTICLES OF INCORPORATION
                                           OF
                                 KING LOUIE LENEXA, INC.

1.   The name of the corporation is King Louie Lenexa, Inc.

2. Article Nine of the Articles of Incorporation is added and reads as follows:

                                  ARTICLE NINE

          Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such
     Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3. The amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602.

     I declare under penalty of perjury under the laws of the State of Kansas that the foregoing is true and correct.

Executed on the 26th day of February, 2002.

                                                       02 MAR 8 PM 3 22

                                                            FILED
                                                       SECRETARY OF STATE
                                                            KANSAS

                                  KING LOUIE LENEXA, INC.


                                  By:    /s/ Christopher F. Caesar
                                         -------------------------------------

                                         Name: Christopher F. Caesar
                                         Title: President
03-11-2002   08:20:00
053          $20.00
0887         01                   Attest: /s/ Daniel M. McCormack
1676543      AA                          -------------------------------------
[GRAPHIC]                                Name: Daniel M. McCormack
     00289654                            Title: Secretary